News Release
For Immediate Release

Contact:  Robert B. Crowl, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports First Quarter 2011 Results

VINELAND, NJ – April 26, 2011 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $67.1 million, or a loss of $1.25 per diluted share, for the quarter ended March 31, 2011, compared to a net loss available to common shareholders of $762,000, or a loss of $0.03 per diluted share, for the quarter ended March 31, 2010.

As part of a continuing strategy to strengthen its balance sheet, the Company signed a definitive agreement to sell $174.3 million of loans, having a book balance of $159.8 million, to a third-party investor for gross proceeds of $99.2 million. The transaction, which is expected to close in the second quarter of 2011, represents a sale price of approximately 57 cents on the dollar and resulted in a net loss of $44.3 million after accounting for loan loss reserves, customer derivative termination costs and other expenses. Accordingly, these loans were transferred to held-for-sale as of March 31, 2011 at fair value. In addition, the Company transferred an additional $20.1 million of loans to held-for-sale at March 31, 2011, at a fair value of $11.3 million, resulting in a loss of $8.8 million. In total, $179.9 million of loans were transferred to held-for sale at a net loss of $53.1 million in the first quarter.

Excluding the loan sale items, the Company incurred a net loss of $14.0 million, or $0.26 per diluted share. The loss was primarily driven by $10.2 million of additional loan loss reserves related to two commercial relationships and $4.3 million in fair value credit adjustments on one customer derivative account.

In addition, as previously announced, the Company successfully closed on a public offering of 28,750,000 shares of its common stock at an offering price of $3.00 per share, which included the full exercise of the over-allotment option granted to the underwriters to purchase an additional 3,750,000 shares of common stock. After deducting the underwriting discount and estimated offering expenses payable by the Company, the net proceeds received during the first quarter were $81.4 million. During the second quarter of 2011, the Company closed on an additional $10.8 million in stock proceeds and expects to close on an additional $3.8 million in stock proceeds pursuant to the exercise of gross-up provisions contained in security purchase agreements with four major investors. Upon completion of the final gross-up, the total net proceeds from the stock offering are expected to be $96.0 million.

Other items of note in the results for the first quarter of 2011 were as follows:

● Loan loss provision of $60.3 million as compared to $9.6 million for the comparable prior year period, inclusive of $48.2 million of the loss recorded on the aforementioned transfer of loans to held-for-sale.

● A $1.0 million loss on the sale of one private label mortgage-backed security.

● Other-than-temporary impairment (“OTTI”) charge of $250,000 related to one single-issuer trust preferred security.

“The actions taken in the first quarter of 2011 advance the strategy that we set in motion in 2010 to strengthen Sun and grow the franchise”, remarked Thomas X. Geisel, Sun’s President and Chief Executive Officer. “This quarter’s successful capital raise demonstrates investors’ continued confidence in the Company to profitably grow in our marketplace. The loan sale, our second in as many quarters, affirms management’s commitment to accelerate problem credit resolution and strengthen the balance sheet. We believe this quarter’s actions firmly position Sun for future growth”.

Discussion of Results:

Balance Sheet

● Total assets were $3.33 billion at March 31, 2011, as compared to $3.42 billion at December 31, 2010 and $3.53 billion at March 31, 2010.

● Gross loans held-for-investment were $2.27 billion at March 31, 2011, as compared to $2.52 billion at December 31, 2010 and $2.69 billion at March 31, 2010. Compared to the linked quarter, commercial loans decreased by $240.6 million, or 11.4%, primarily driven by the movement of $177.0 million of commercial loans to held-for-sale. The remaining decrease in commercial loans was due to continued charge-off activity and pay downs on commercial real estate loans. In addition, home equity loans decreased by $7.4 million from December 31, 2010 as portfolio pay downs exceeded new originations.

● Total deposits at March 31, 2011 equaled $2.85 billion, as compared to $2.94 billion at December 31, 2010 and $2.92 billion at March 31, 2010. The decrease of $93.0 million, or 3.2%, over the linked quarter is primarily due to a decrease of $79.4 million in certificates of deposit, $38.4 million of which was brokered and jumbo CDs and the remaining $41.0 million due to runoff in CDs less than $100,000. In addition, non-interest checking balances declined by $12.5 million primarily as a result of declines in small business and commercial checking balances.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $2.1 million over the linked quarter to $25.5 million primarily due to a decrease of 20 basis points in the yield on interest-earning assets from 4.35% to 4.15%. The cost of interest-bearing liabilities decreased 13 basis points over the linked quarter from 1.22% to 1.09%. The net interest margin was 3.26% for the first quarter as compared to 3.37% for the linked quarter and 3.56% for the comparable prior year quarter.

● Non-accrual interest reversals of $867,000 were recorded in the March 31, 2011 quarter as compared to $736,000 in the linked quarter.  The Company’s net interest margin, as adjusted for non-accrual interest reversals, was 3.37% for the first quarter of 2011 as compared to an adjusted 3.46% for the linked quarter.

Non-Interest Income

● Non-interest income for the quarter ended March 31, 2011 amounted to a loss of $4.1 million, a decrease of $11.9 million over the linked quarter and $9.8 million over the comparable prior year quarter. The decrease over the linked quarter was primarily attributable to $8.4 million of fair value credit adjustments taken on the Company’s derivative portfolio and a loss of $1.0 million on the sale of a private-label mortgage-backed security. The increase in fair value credit adjustments was largely due to the recognition of losses to be incurred through the unwinding of swap agreements that are related to loans included in the aforementioned loan sale. In addition, the Company recognized a pre-tax OTTI charge during the first quarter of $250,000 related to a single issuer trust preferred security due to continued extension of the interest deferral period by the issuer as well as the underlying fundamentals of the issuer. The Company had recognized a pre-tax OTTI charge of $950,000 on the same security during the prior year.

● Excluding the fair value credit adjustments, the gain/loss on the sale of the securities and OTTI charges, non-interest income was $5.6 million in the current quarter as compared to $6.3 million in the linked quarter.  The decrease of $720 thousand is due primarily to a reduction of $399 thousand in the gain on sale of mortgage loans resulting from decreased volume.

Non-Interest Expense

● The Company incurred $27.8 million of non-interest expense in the first quarter of 2011, a decrease of $167,000 over the linked quarter and an increase of $1.7 million over the comparable prior year quarter. First quarter results included problem loan costs of $3.1 million of which $1.1 million related to delinquent real estate taxes associated with those loans transferred to held-for-sale. Excluding problem loan costs, non-interest expense totaled $24.7 million during the current quarter as compared to $26.0 million for the linked quarter. This decrease of $1.3 million was due primarily to a reduction of $919,000 in the Company’s unfunded loan reserves in the current quarter.

  Asset Quality

● Provision for loan losses for the first quarter was $60.3 million, an increase of $24.8 million, or 69.8%, over the linked quarter, and an increase of $50.7 million over the comparable prior year quarter, and included $48.2 million related to the transfer of loans to held-for-sale. The allowance for loan losses was $58.5 million at March 31, 2011, or 2.58% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 3.24% at December 31, 2010 and 2.35% at March 31, 2010.  Net charge-offs during the first quarter were $83.5 million, or 3.35% of average loans, as compared to $28.4 million, or 1.08% of average loans for the linked quarter and $6.3 million, or 0.23% of average loans outstanding for the comparable prior year quarter. Net charge-offs for the quarter included $69.4 million related to the fair value adjustment on the loans transferred to held-for-sale

● Total non-performing assets were $192.3 million, or 8.05% of total gross loans held-for-investment, loans held-for-sale and real estate owned at March 31, 2011, as compared to $177.7 million, or 7.00% and $89.8 million, or 3.32%, respectively, at December 31, 2010 and March 31, 2010. Non-performing assets at March 31, 2011 included $71.8 million of loans held-for-sale. Non-performing loans increased $14.0 million over the linked quarter to $187.8 million at March 31, 2011 from $173.8 million at December 31, 2010. This increase was primarily due to the addition of approximately $60 million in commercial relationships into non-accrual status, offset by approximately $45 million in charge-offs related to the transfer of loans to held-for-sale.

  Capital

● Stockholders’ equity totaled $286.7 million at March 31, 2011 compared to $268.2 million at December 31, 2010.  During the first quarter, the Company closed on its public offering of 28,750,000 shares of common stock at a public offering price of $3.00 per share. The Company had approximately 79.2 million shares issued and outstanding at March 31, 2011. The Company’s tangible equity to tangible assets ratio was 7.27% at March 31, 2011, as compared to 6.51% at December 31, 2010 and 6.34% at March 31, 2010.  At March 31, 2011, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.73%, 12.11%, and 9.62%, respectively.  At March 31, 2011, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 12.65%, 11.38%, and 9.05%, respectively. These ratios do not include the impact of the additional stock proceeds to be generated in the second quarter of 2011 pursuant to the exercise of the gross-up provisions contained in the security purchase agreements with four major investors.

The Company will hold its regularly scheduled conference call on Wednesday, April 27, 2011, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.33 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service Commercial Bank serving customers through 65 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references adjusted net interest margin. Adjusted net interest margin is derived from GAAP net interest income adjusted by adding back interest income that would have been earned had the loans been on accrual status.  We believe the presentation of adjusted net interest margin provides additional transparency of underlying trends.  Adjusted net interest margin for the quarters ending March 31, 2011 and December 31, 2010 is calculated by adding $867,000 and $736,000, respectively, of non-accrual interest reversals, annualized, to net interest income of $25.5 million and $27.7 million, respectively, and dividing the balance by average interest-earning assets of $3.13 billion and $3.28 billion, respectively.  Tax-equivalent interest income is also a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2011 and 2010 were $409,000 and $540,000, respectively. The fully taxable equivalent adjustment for the three months ended December 31, 2010 was $382,000.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Profitability for the period:
Net interest income	$25,126	$27,623	$27,273
Provision for loan losses	60,283	9,600	35,511
Non-interest (loss) income	(4,099)	5,651	7,797
Non-interest expense	27,782	26,076	27,949
Loss before income taxes	(67,038)	(2,402)	(28,390)
Net loss	(67,067)	(762)	(28,493)
Net loss available to common shareholders	$(67,067)	$(762)	$(28,219)

Financial ratios:
Return on average assets (1)	(7.90)%	(0.09)%	(3.18)%
Return on average equity (1)	(96.57)%	(0.85)%	(38.36)%
Return on average tangible equity (1),(2)	(116.91)%	(1.39)%	(46.01)%
Net interest margin (1)	3.26%	3.56%	3.37%
Efficiency ratio	132.13%	78.37%	79.69%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	130.57%	78.37%	78.84%

Loss per common share:
Basic	$(1.25)	$(0.03)	$(0.67)
Diluted	$(1.25)	$(0.03)	$(0.67)

Average equity to average assets	8.18%	10.14%	8.29%
	March 31,		December 31,
	2011	2010	2010
At period-end:
Total assets	$3,333,808	$3,531,998	$3,417,546
Total deposits	2,847,467	2,924,815	2,940,460
Loans receivable, net of allowance for loan losses	2,211,824	2,629,305	2,439,633
Loans held-for-sale(4)	115,473	4,971	13,824
Investments	470,546	430,104	493,493
Borrowings	33,329	78,943	33,417
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' Equity	286,739	356,129	268,242

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.58%	2.35%	3.24%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	8.05%	3.32%	7.00%
Allowance for loan losses to non-performing loans held-for-investment	50.41%	73.53%	47.02%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.73%	11.49%	12.68%
Sun National Bank	12.65%	10.99%	12.25%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.11%	10.23%	11.41%
Sun National Bank	11.38%	9.73%	10.98%
Leverage Ratio
Sun Bancorp, Inc.	9.62%	9.21%	8.93%
Sun National Bank	9.05%	8.80%	8.57%

Book value per common share	$3.62	$15.22	$5.33
Tangible book value per common share	$3.02	$9.18	$4.36
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the three months ended March 31, 2011 and December 31, 2010 excludes net impairment losses on available for sale securities of $250,000 and $379,000, respectively.

(4) Amount at March 31, 2011 includes $110.5 million of commercial real estate loans marked at fair value.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	March 31, 2011	December 31, 2010
ASSETS
Cash and due from banks	$68,480	$36,522
Interest-earning bank balances	198,024	150,704
Cash and cash equivalents	266,504	187,226
Investment securities available for sale (amortized cost of $456,557 and $483,255 at March 31, 2011 and December 31, 2010, respectively)	452,270	472,864
Investment securities held to maturity (estimated fair value of $2,515 and $3,155 at March 31, 2011 and December 31, 2010, respectively)	2,427	3,039
Loans receivable (net of allowance for loan losses of $58,498 and $81,713 at March 31, 2011 and December 31, 2010, respectively)	2,211,824	2,439,633
Loans held-for-sale	115,473	13,824
Restricted equity investments	15,849	17,590
Bank properties and equipment, net	53,582	53,428
Real estate owned	4,439	3,913
Accrued interest receivable	9,225	10,004
Goodwill	38,188	38,188
Intangible assets, net	9,710	10,631
Deferred taxes, net	1,751	4,245
Bank owned life insurance (BOLI)	75,202	74,656
Other assets	77,364	88,305
Total assets	$3,333,808	$3,417,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,847,467	$2,940,460
Securities sold under agreements to repurchase – customers	6,591	6,307
Advances from the Federal Home Loan Bank of New York (FHLBNY)	3,687	3,999
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	8,051	8,111
Junior subordinated debentures	92,786	92,786
Other liabilities	73,487	82,641
Total liabilities	3,047,069	3,149,304

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 81,265,130 shares issued and 79,158,407 shares outstanding at March 31, 2011; 52,463,594 shares issued and 50,356,871 shares outstanding at December 31, 2010	81,265	52,464
Additional paid-in capital	491,488	438,335
Retained earnings	(257,082)	(190,015)
Accumulated other comprehensive loss	(2,536)	(6,146)
Deferred compensation plan trust	(234)	(234)
Treasury stock at cost, 2,106,723 shares at March 31, 2011 and December 31, 2010	(26,162)	(26,162)
Total shareholders’ equity	286,739	268,242
Total liabilities and shareholders’ equity	$3,333,808	$3,417,546

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended March 31,
	2011	2010
INTEREST INCOME
Interest and fees on loans	$28,428	$32,386
Interest on taxable investment securities	2,619	3,189
Interest on non-taxable investment securities	759	1,005
Dividends on restricted equity investments	243	227
Total interest income	32,049	36,807
INTEREST EXPENSE
Interest on deposits	5,590	7,627
Interest on funds borrowed	355	549
Interest on junior subordinated debentures	978	1,008
Total interest expense	6,923	9,184
Net interest income	25,126	27,623
PROVISION FOR LOAN LOSSES	60,283	9,600
Net interest (loss) income after provision for loan losses	(35,157)	18,023
NON-INTEREST (LOSS) INCOME
Service charges on deposit accounts	2,550	2,944
Other service charges	86	79
Gain on sale of loans	925	603
Impairment losses on available for sale securities	(250)	-
Loss on sale of available for sale securities	(1,013)	-
Investment products income	888	603
BOLI income	546	538
Derivative credit valuation adjustment	(8,391)	(30)
Other	560	914
Total non-interest (loss) income	(4,099)	5,651
NON-INTEREST EXPENSE
Salaries and employee benefits	12,986	12,859
Occupancy expense	3,404	3,540
Equipment expense	1,682	1,736
Data processing expense	1,065	1,086
Amortization of intangible assets	921	921
Insurance expense	2,013	1,507
Professional fees	765	584
Advertising expense	565	580
Problem loan expense	3,107	823
Real estate owned (income) expense, net	(5)	216
Office supplies expense	345	365
Other	934	1,859
Total non-interest expense	27,782	26,076
LOSS BEFORE INCOME TAXES	(67,038)	(2,402)
INCOME TAX EXPENSE (BENEFIT)	29	(1,640)
NET LOSS	(67,067)	(762)
Preferred stock dividends and discount accretion	-	-
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(67,067)	$(762)

Basic loss per share	$(1.25)	$(0.03)
Diluted loss per share	$(1.25)	$(0.03)
Weighted average shares – basic	53,575,346	23,365,406
Weighted average shares – diluted	53,575,346	23,365,406

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2011	2010	2010	2010	2010
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Cash and cash equivalents	$266,504	$187,226	$205,265	$52,810	$52,570
Investment securities	470,546	493,493	479,055	428,362	430,104
Loans held-for-investment:
Commercial and industrial	1,862,903	2,103,492	2,235,715	2,289,148	2,238,967
Home equity	232,318	239,729	244,274	252,425	257,368
Second mortgage	50,388	53,912	58,305	61,941	65,857
Residential real estate	69,311	65,250	68,938	68,054	66,481
Other	55,402	58,963	58,930	62,956	63,924
Total gross loans held-for-investment	2,270,322	2,521,346	2,666,162	2,734,524	2,692,597
Allowance for loan losses	(58,498)	(81,713)	(74,579)	(73,752)	(63,292)
Net loans held-for-investment	2,211,824	2,439,633	2,591,583	2,660,772	2,629,305
Loans held-for-sale	115,473	13,824	16,616	10,980	4,971
Goodwill	38,188	38,188	38,188	38,188	127,894
Intangible assets, net	9,710	10,631	11,552	12,474	13,395
Total assets	3,333,808	3,417,546	3,603,637	3,512,310	3,531,998
Total deposits	2,847,467	2,940,460	3,051,894	2,961,816	2,924,815
Federal funds purchased	-	-	-	37,000	25,000
Securities sold under agreements to repurchase - customers	6,591	6,307	15,702	17,156	15,767
Advances from FHLBNY	3,687	3,999	4,308	4,613	14,916
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,051	8,111	8,169	8,217	8,260
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	286,739	268,242	303,038	273,161	356,129
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$2,072,519	$2,184,212	$2,292,274	$2,262,656	$2,241,443
Home equity	235,962	241,510	250,033	256,697	258,359
Second mortgage	53,402	57,310	60,729	64,051	67,435
Residential real estate	73,662	88,144	82,094	74,427	73,333
Other	55,847	57,522	59,998	62,249	63,804
Total gross loans	2,491,392	2,628,698	2,745,128	2,720,080	2,704,374
Securities and other interest-earning assets	639,092	658,013	518,262	450,947	459,309
Total interest-earning assets	3,130,484	3,286,711	3,263,390	3,171,027	3,163,683
Total assets	3,394,139	3,582,647	3,578,296	3,554,630	3,554,244
Non-interest-bearing demand deposits	481,605	509,093	505,036	471,033	440,860
Total deposits	2,904,448	3,032,594	3,043,268	2,957,970	2,919,477
Total interest-bearing liabilities	2,549,566	2,657,984	2,683,915	2,640,155	2,672,746
Total shareholders' equity	277,808	297,118	287,897	358,300	360,475
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.73%	12.68%	12.92%	11.09%	11.49%
Sun National Bank	12.65%	12.25%	12.04%	10.64%	10.99%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.11%	11.41%	8.02%	9.82%	10.23%
Sun National Bank	11.38%	10.98%	10.77%	9.37%	9.73%
Leverage ratio:
Sun Bancorp, Inc.	9.62%	8.93%	6.67%	8.60%	9.21%
Sun National Bank	9.05%	8.57%	8.91%	8.22%	8.80%

Average equity to average assets	8.18%	8.29%	8.05%	10.08%	10.14%
Allowance for loan losses to total gross loans held-for-investment	2.58%	3.24%	2.80%	2.70%	2.35%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	8.05%	7.00%	7.77%	4.62%	3.32%
Allowance for loan losses to non-performing loans held-for-investment	50.41%	47.02%	36.46%	59.87%	73.53%

Other data:
Net charge-offs	(83,498)	(28,377)	(41,602)	(3,518)	(6,261)
Non-performing assets:
Non-accrual loans	$113,959	$159,426	$192,769	$120,685	$78,403
Non-accrual loans held-for-sale	71,771	-	-	-	-
Troubled debt restructurings, non-accrual	831	11,796	-	-	-
Loans past due 90 days and accruing	1,263	2,554	11,802	2,500	7,678
Real estate owned, net	4,439	3,913	4,272	3,828	3,688
Total non-performing assets	192,263	177,689	208,843	127,013	89,769
Troubled debt restructuring, performing	20,276	20,341	20,396	19,161	19,353
(1) Average balances include non-accrual loans and loans held-for-sale

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2011	2010	2010	2010	2010
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$32,458	$35,736	$36,971	$37,349	$37,347
Interest expense	6,923	8,081	8,686	8,690	9,184
Tax-equivalent net interest income	25,535	27,655	28,285	28,659	28,163
Tax-equivalent adjustment	409	382	399	479	540
Provision for loan losses	60,283	35,511	42,429	13,978	9,600
Non-interest (loss) income excluding net impairment losses on available for sale securities	(3,849)	8,176	(1,402)	4,416	5,651
Net impairment losses on available for sale securities	(250)	(379)	(950)	-	-
Non-interest expense excluding amortization of intangible assets	26,861	27,028	28,419	27,060	25,155
Amortization of intangible assets	921	921	922	90,627	921
Loss before income taxes	(67,038)	(28,390)	(46,236)	(99,068)	(2,402)
Income tax expense (benefit)	29	103	28,757	(17,898)	(1,640)
Net loss	(67,067)	(28,493)	(74,993)	(81,170)	(762)
Net loss available to common shareholders	$(67,067)	$(28,219)	$(75,267)	$(81,170)	$(762)
Financial ratios:
Return on average assets (1)	(7.90)%	(3.18)%	(8.38)%	(9.13)%	(0.09)%
Return on average equity (1)	(96.57)%	(38.36)%	(104.19)%	(90.62)%	(0.85)%
Return on average tangible equity (1),(2)	(116.91)%	(46.01)%	(126.27)%	(148.70)%	(1.39)%
Net interest margin (1)	3.26%	3.37%	3.47%	3.62%	3.56%
Efficiency ratio	132.13%	79.69%	114.91%	361.04%	78.37%
Efficiency ratio, excluding non-operating income and non-operating expense	130.57%	78.84%	110.79%	85.84%	78.37%
Per share data:
Loss per common share:
Basic	$(1.25)	$(0.67)	$(3.14)	$(3.46)	$(0.03)
Diluted	$(1.25)	$(0.67)	$(3.14)	$(3.46)	$(0.03)
Book value	$3.62	$5.33	$7.62	$11.63	$15.22
Tangible book value	$3.02	$4.36	$5.86	$9.48	$9.18
Average basic shares	53,575,346	42,119,553	23,960,691	23,431,305	23,365,406
Average diluted shares	53,575,346	42,119,553	23,960,691	23,431,305	23,365,406
Operating non-interest (loss) income:
Service charges on deposit accounts	$2,550	$2,715	$2,869	$3,044	$2,944
Other service charges	86	94	92	99	79
Gain on sale of loans	925	1,324	921	712	603
Net (loss) gain on sale of available for sale securities	(1,013)	4,606	-	145	-
Investment products income	888	728	708	792	603
BOLI income	546	452	545	539	538
Derivative credit valuation adjustment	(8,391)	(2,705)	(7,498)	(1,980)	(31)
Other income	560	962	961	1,065	915
Total operating non-interest (loss) income	(3,849)	8,176	(1,402)	4,416	5,651
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	(250)	(379)	(950)	-	-
Total non-operating loss	(250)	(379)	(950)	-	-
Total non-interest (loss) income	$(4,099)	$7,797	$(2,352)	$4,416	$5,651
Operating non-interest expense:
Salaries and employee benefits	$12,986	$12,920	$15,079	$14,361	$12,859
Occupancy expense	3,404	3,043	3,030	2,895	3,540
Equipment expense	1,682	1,634	1,663	1,750	1,736
Data processing expense	1,065	1,133	1,039	1,101	1,086
Amortization of intangible assets	921	921	922	921	921
Insurance expense	2,013	2,064	2,105	2,020	1,507
Professional fees	765	1,220	461	459	584
Advertising expense	565	390	833	532	580
Problem loan expense	3,107	1,923	956	1,461	823
Real estate owned (income) expense, net	(5)	398	93	94	216
Office supplies expense	345	338	377	421	365
Other expenses	934	1,965	2,783	1,965	1,859
Total operating non-interest expense	27,782	27,949	29,341	27,980	26,076
Non-operating expense(3):
Goodwill impairment	-	-	-	89,706	-
Total non-operating expense	$-	$-	-	89,706	-
Total non-interest expense	$27,782	$27,949	$29,341	$117,686	$26,076
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,072,519	$23,152	4.47%	$2,241,443	$26,166	4.67%
Home equity	235,962	2,550	4.32	258,359	3,032	4.69
Second mortgage	53,402	775	5.81	67,435	1,063	6.31
Residential real estate	73,662	1,005	5.46	73,333	1,019	5.56
Other	55,847	946	6.78	63,804	1,106	6.93
Total loans receivable	2,491,392	28,428	4.56	2,704,374	32,386	4.79
Investment securities	480,964	3,934	3.27	449,691	4,957	4.41
Interest-earning bank balances	158,128	96	0.24	9,618	4	0.17
Total interest-earning assets	3,130,484	32,458	4.15	3,163,683	37,347	4.72
Non-interest earning assets:
Cash and due from banks	67,944			45,194
Bank properties and equipment, net	53,538			53,081
Goodwill and intangible assets, net	48,352			141,859
Other assets	93,821			150,427
Total non-interest-earning assets	263,655			390,561
Total assets	$3,394,139			$3,554,244

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,393,182	$2,178	0.63%	$1,260,824	$2,781	0.88%
Savings deposits	277,409	427	0.62	301,302	651	0.86
Time deposits	752,252	2,985	1.59	916,491	4,195	1.83
Total interest-bearing deposit accounts	2,422,843	5,590	0.92	2,478,617	7,627	1.23
Short-term borrowings:
Federal funds purchased	-	-	-	47,556	63	0.53
Securities sold under agreements to repurchase - customers	7,064	3	0.17	15,487	5	0.13
Long-term borrowings:
FHLBNY advances (3)	18,794	218	4.64	30,019	343	4.57
Obligations under capital lease	8,079	134	6.63	8,281	138	6.67
Junior subordinated debentures	92,786	978	4.22	92,786	1,008	4.35
Total borrowings	126,723	1,333	4.21	194,129	1,557	3.21
Total interest-bearing liabilities	2,549,566	6,923	1.09	2,672,746	9,184	1.37
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	481,605			440,860
Other liabilities	85,161			80,163
Total non-interest bearing liabilities	566,766			521,023
Total liabilities	3,116,332			3,193,769
Shareholders' equity	277,808			360,475
Total liabilities and shareholders' equity	$3,394,140			$3,554,244

Net interest income		$25,535			$28,163
Interest rate spread (4)			3.06%			3.35%
Net interest margin (5)			3.26%			3.56%
Ratio of average interest-earning assets to average interest-bearing liabilities			122.78%			118.37%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2011			December 31, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,072,519	$23,152	4.47%	$2,184,212	$25,654	4.70%
Home equity	235,962	2,550	4.32	241,510	2,744	4.54
Second mortgage	53,402	775	5.81	57,310	869	6.07
Residential real estate	73,662	1,005	5.46	88,144	1,179	5.35
Other	55,847	946	6.78	57,522	969	6.74
Total loans receivable	2,491,392	28,428	4.56	2,628,698	31,415	4.78
Investment securities	480,964	3,934	3.27	491,588	4,216	3.43
Interest-earning bank balances	158,128	96	0.24	166,425	105	0.25
Total interest-earning assets	3,130,484	32,458	4.15	3,286,711	35,736	4.35
Non-interest earning assets:
Cash and due from banks	67,944			47,492
Bank properties and equipment, net	53,538			53,018
Goodwill and intangible assets, net	48,352			49,402
Other assets	93,821			146,024
Total non-interest-earning assets	263,655			295,936
Total assets	$3,394,139			$3,582,647

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,393,182	$2,178	0.63%	$1,387,423	$2,581	0.74%
Savings deposits	277,409	427	0.62	281,401	510	0.72
Time deposits	752,252	2,985	1.59	854,677	3,566	1.67
Total interest-bearing deposit accounts	2,422,843	5,590	0.92	2,523,501	6,657	1.06
Short-term borrowings:
Securities sold under agreements to repurchase - customers	7,064	3	0.17	14,457	8	0.22
Long-term borrowings:
FHLBNY advances (3)	18,794	218	4.64	19,102	246	5.15
Obligations under capital lease	8,079	134	6.63	8,138	138	6.78
Junior subordinated debentures	92,786	978	4.22	92,786	1,032	4.45
Total borrowings	126,723	1,333	4.21	134,483	1,424	4.24
Total interest-bearing liabilities	2,549,566	6,923	1.09	2,657,984	8,081	1.22
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	481,605			509,093
Other liabilities	85,161			118,452
Total non-interest bearing liabilities	566,766			627,545
Total liabilities	3,116,332			3,285,529
Shareholders' equity	277,808			297,118
Total liabilities and shareholders' equity	$3,394,140			$3,582,647

Net interest income		$25,535			$27,655
Interest rate spread (4)			3.06%			3.13%
Net interest margin (5)			3.26%			3.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			122.78%			123.65%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.